Exhibit 5.1

[DORSEY & WHITNEY LLP LETTERHEAD]

June 7, 2021

Akerna Corp.

1550 Larimer Street - #246

Denver, CO 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Akerna Corp., a Delaware corporation (the “Company”), with respect to their filing on June 7, 2021, with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of shares of its common stock, par value $0.001 per share (the “Common Stock”); shares of preferred stock, par value $0.0001, in the captial of the Company (the “Preferred Stock”); warrants to purchase Common Stock or Preferred Stock or any combination thereof (the “Warrants”), or any combination thereof (“Units”), for an aggregate initial offering price of up to $100,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). The Common Stock, Preferred Stock, Warrants and Units are herein collectively referred to as the “Securities.”

For purposes of the opinions set forth below, we have examined the following:

(a)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”); and

(c)	the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).

We have also examined such other documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Akerna Corp.

June 7, 2021

Based on the foregoing, we are of the opinion that:

(a)	Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Common Stock and the terms of the offering and sale thereof have been duly authorized by the Board of Directors of the Company (the “Board”); (iii) the terms of the Common Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement or any applicable underwriting or purchase agreement relating thereto; and (v) the Company has received the consideration therefor as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement or any applicable underwriting or purchase agreement relating thereto, then such Common Stock (including any Common Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

(b)	Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Preferred Stock is offered or issued as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Preferred Stock and the terms of the offering and sale thereof have been duly authorized by the Board; (iii) a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Preferred Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation of the Company and the applicable certificate of designations and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the Preferred Stock has been issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, then such Preferred Stock (including any Preferred Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

Akerna Corp.

June 7, 2021

(c)	Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered or issued as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Warrants and the terms of the offering thereof have been duly authorized by the Board; (iii) the terms of such Warrants to be issued under any warrant agreement and/or warrant certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized by the Board; (iv) the terms of such Warrants and their issuance and sale will have been duly established in conformity with any such warrant agreement and/or warrant certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Warrants have been duly executed in accordance with any such warrant agreement and/or warrant certificate and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Warrants (including any Warrants issuable upon conversion, exercise or exchange of any Securities) will constitute binding obligations of the Company.

(d)	Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Units are offered or issued as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Units and the terms of the offering thereof have been duly authorized by the Board; (iii) the terms of such Units to be issued under any unit agreement and/or unit certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized by the Board; (iv) the terms of such Units and their issuance and sale will have been duly established in conformity with any such unit agreement and/or unit certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Units have been duly executed in accordance with any such unit agreement and/or unit certificate and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Units (including any Units issuable upon conversion, exercise or exchange of any Securities) will constitute binding obligations of the Company.

The opinions set forth above are subject to the following qualification and exceptions:

(I)	Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

Akerna Corp.

June 7, 2021

(II)	Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

(III)	In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act, and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Common Stock, the Company has a sufficient number of Common Stock authorized under its Certificate of Incorporation as then in effect, (viii) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (ix) if the Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, and (x) with respect to the issuance of any Warrants that are exercisable for Common Stock, the Company has a sufficient number of Common Stock issuable on exercise authorized under its Certificate of Incorporation as then in effect.

(IV)	We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(V)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus.

Sincerely,

/s/ DORSEY & WHITNEY LLP

JKB/KGS